UNITED STATESSECURITIES
AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of TheSecurities
Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2005

CITY NATIONAL BANCSHARES CORPORATION
(Exact name of registrant as specified in charter)

State of New Jersey (State or other jurisdiction of incorporation) Number)	0-11535 (Commission File Number)	22-2434751 (I.R.S. Employer Identification

900 Broad Street, Newark, New Jersey (Address of principal executive offices)	07102 (zip code)

Registrant’s telephone number, including area code: (973) 624-0865

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

        On March 4, 2005, City National Bancshares Corporation (the “Company”) completed the sale of sixteen (16) shares of a newly created 6% Non-cumulative Perpetual Preferred Stock, Series E (“Series E Preferred Stock”), for consideration of $50,000 per share and aggregate gross proceeds to the Company of $800,000 in cash. There were no brokerage or underwriting commissions paid in the private placement since the Company did not engage the services of an underwriter or agent and all sales were conducted directly with each purchaser by the Company.

        The Company sold and issued the shares in a private placement to accredited investors in reliance upon, and in compliance with, an exemption from registration provided by Rule 506 of Regulation D promulgated by the SEC pursuant to Section 4(2) of the Securities Act of 1933 (the Securities Act”). To comply with the exemption, the Company relied upon (a) information provided by each purchaser that each is an “accredited investor” as defined under Rule 501 under the Securities Act, (b) information provided in a subscription agreement that included, in part, a questionnaire and representations and warranties from each purchaser, (c) the fact that the shares are offered to a limited number of investors, and (d) the fact that the transactions did not involve any public offering.

        Each holder of Series E Preferred Stock will have the right to convert the Series E Preferred Stock, at the option of the holder, at any time, into shares of the Company’s common stock. The total number of shares of common stock into which Series E Preferred Stock may be converted initially will be determined by dividing the original purchase price by the conversion price. The initial conversion price will be $150.15. The conversion price will be subject to adjustments for common stock splits, combinations, dividends or distributions, reclassification, exchange, substitution, as well as for mergers, and reorganizations. The conversion terms are more specifically set forth in and described in the Certificate of Designation attached to this Current Report on Form 8-K as Exhibit 3(i).

        The net proceeds of the sales referenced above will be used primarily for general corporate purposes in supporting the growth of the Corporation’s wholly-owned national banking association subsidiary City National Bank of New Jersey.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        On February 10, 2005, the Certificate of Incorporation of the Company was amended to designate the number of shares of the 6% Non-cumulative Perpetual Preferred Stock, Series E, and the relative rights, preferences and limitations of such shares as further set forth in and described in Exhibit 3(i) attached to this Current Report on Form 8-K, which is the Certificate of Amendment to the Certificate of Incorporation and the Certificate of Designation Establishing the 6% Non-cumulative Perpetual Preferred Stock, Series E and Fixing the Powers, Designations, Preferences and Relative, Participating, Optional and Other Special Rights, and the Qualifications, Limitations and Restrictions, of the 6% Non-cumulative Perpetual Preferred Stock, Series E.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number 3(i)	Description Amendment to Certificate of Incorporation and Certificate of Designation for 6% Non-cumulative Perpetual Preferred Stock, Series E

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2005	CITY NATIONAL BANCSHARES CORPORATION By: /s/ Edward R. Wright Edward R. Wright Senior Vice President Chief Financial Officer

EXHIBIT INDEX

Exhibit Number 3(i)	Description Amendment to Certificate of Incorporation and Certificate of Designation for 6% Non-cumulative Perpetual Preferred Stock, Series E